Exhibit 21.1

LIST OF SUBSIDIARIES

Subsidiary	Jurisdiction of Organization
Solera Holdings, Inc.	Delaware
Audatex Holdings, LLC	Delaware
Audatex Holdings, Inc.	Delaware
Audatex North America, Inc.	Delaware
Hollander, Inc.	Delaware
Solera, Inc.	Delaware
Solera Integrated Medical Solutions, Inc.	Delaware
Claims Services Group, Inc.	Delaware
Collision Repair Business Management Services, LLC	Delaware
Property Claims Services, Inc.	Delaware
Audatex Canada Holdings, Inc.	Delaware
Audatex Canada, ULC	Canada
Audatex Holdings II S.ar.l.	Luxembourg
Audatex Holdings III B.V.	The Netherlands
Audatex Holdings IV B.V.	The Netherlands
Solera Nederland Holding B.V.	The Netherlands
Solera Nederland B.V.	The Netherlands
Audatex Network Services Netherlands B.V.	The Netherlands
OOO Audatex	Russia
Audatex Solutions Private Limited	India
Audatex Portugal Peritagens Informatizadas Derivadas de Acidentes, S.A.	Portugal
Audatex Deutschland GmbH	Germany
Audatex (UK) Limited	United Kingdom
Audatex Italia s.r.l.	Italy
Audatex Daten Internationale Datenentwicklungs GmbH	Germany
Audatex GmbH	Switzerland
Audatex Schweiz GmbH	Switzerland
Informex S.A.	Belgium
Audatex Systems s.r.o.	The Czech Republic
ArgeMu Holding GmbH	Germany
LLC Audatex Ukraine	Ukraine
Audatex Brasil Serviços Ltda	Brazil
Sidexa S.A.	France
Audatex Espana S.A.	Spain
Audatex Magyarorszag Kft.	Hungary
SSH—Polska Sp. z.o.o.	Poland
KTI Kraftfahrzeugtechnisches Institut und Karosseriewerkstatte GmbH & Co KG	Germany
Audatex Polska Sp. z.o.o.	Poland
EXSOFT GmbH	Germany
Audatex Développement France SAS	France
Audatex Datos Espana S.A.	Spain
Audatex Österreich Gesellschaft m.b.H.	Austria
Audatex SA (Pty.) Ltd.	South Africa
Audatex LTN S. de R.L. de C.V.	Mexico
Audatex Services SRL	Romania
Audatex Slovakia s.r.o.	Slovakia
Audatex Servicios Corporativos, S.A.	Mexico
Audatex Information Systems (Shanghai) Co., Ltd.	China

Subsidiary	Jurisdiction of Organization
Audatex Japan Co. Ltd.	Japan
Audatex Australia Pty Ltd.	Australia
Audatex Systems Bilgi Teknolojileri Hizmetleri Limted Sirketi	Turkey
UCS GmbH	Germany
HPI Holding Limited	United Kingdom
HPI Limited	United Kingdom
Inpart Servicos Ltda	Brazil
Audates Servicios Technologies Chile Limitada	Chile
Auto Claims Solutions, S.A. de C.V.	Mexico
Autoclaims Servicios, S.A. de C.V.	Mexico
Global Automotive Center GmbH	Germany
UAB Audatex Baltics	Lithuania
Market Scan Holding B.V.	The Netherlands
Market Scan Applications B.V.	The Netherlands
Market Scan Services B.V.	The Netherlands
Informex Hellas Aumotive Damage Claims Solutions SA	Greece
GTL Data	Austria
AUTOonline GmbH Informationssysteme	Germany
AUTOonline Services GmbH	Germany
AUTOonline Schweiz AG	Switzerland
AUTOonline Sarls systems d’information	France
AUTOonline Italia S.r.l.	Italy
AUTOonline Value Experts Hellas EPE	Greece
AUTOonoine B.V.	The Netherlands
Iberian AUTOonline S.L.	Spain
AOPT Servicos e Sistemas Automovel Lda	Portugal
AUTOonline s.r.o.	The Czech Republic
AUTOonline Bulgaria Ltd.	Bulgaria
AUTOonline Sisteme Informatice SRL	Romania
AUTOonline Magyaroszag Kft.	Hungary
AUTOonline Otomotiv Bilgi Islem Anonim Sirketi	Turkey
AUTOonline Mexico S. de. R.L. De C.V.	Mexico
AUTOonline Polska Sp.z.o.o.	Poland
Iberian Operations S.L.	Spain
AUTOonline Ltd.	United Kingdom
AUTOonline Ukrania SP.Z.o.o.	Ukraine
AUTOonline Operations GmbH & Co. KG	Germany
KTI Verwaltungs GmbH	Germany